Exhibit (a)(1)(ix)

      THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are uncertain about the revised U.S. offer or about the action you should take, you are recommended to seek your own personal financial advice immediately from an appropriately authorized independent professional advisor.

      If you have sold or otherwise transferred any of your registered holdings of Aventis American depositary shares, please pass a copy of this document and the accompanying prospectus supplement, dated May 27, 2004 (the “prospectus supplement”), as well as the prospectus, dated April 9, 2004 (the “prospectus”), as soon as possible to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, the revised U.S. offer is not being made directly or indirectly in any jurisdiction where prohibited by applicable law, and such documents should not be distributed, forwarded or transmitted into or from any jurisdiction where prohibited by applicable law by any means whatsoever, including, without limitation, mail, facsimile, transmission, telex or telephone.

ADS LETTER OF TRANSMITTAL

To Tender American Depositary Shares
of
AVENTIS
(CUSIP: 053561106; ISIN: US0535611067)
Pursuant to the Revised U.S. Offer to Exchange
by
SANOFI-SYNTHELABO

THE REVISED U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 30, 2004, UNLESS IT IS EXTENDED OR WITHDRAWN PRIOR TO THAT TIME.

The U.S. ADS Exchange Agent for the U.S. Offer is:

THE BANK OF NEW YORK

By Mail:	By Hand:	By Overnight Delivery:
The Bank of New York	The Bank of New York	The Bank of New York
Aventis Exchange	Reorganization Services	Aventis Exchange
P.O. Box 859208	101 Barclay Street	161 Bay State Road
Braintree, MA 02185-9208	Receive and Deliver Window, Street Floor	Braintree, MA 02184
New York, NY 10286

Facsimile Transmission:

(781) 380-3388 (Eligible Institutions Only)

      DELIVERY OF THIS ADS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS ADS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 PROVIDED BELOW.

      THE INSTRUCTIONS ACCOMPANYING THIS ADS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS ADS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF AVENTIS AMERICAN DEPOSITARY SHARES (ADSs) TENDERED

Names(s) & Address(es) of Registered Owner(s)
(Please fill in, if blank, exactly as	Aventis ADS(s) Tendered
name(s) appear(s) on certificate(s))	(Attach Additional Signed List, if Necessary)

Total Number
		of ADSs	Number
	Certificate	Represented by	of ADS(s)
	Number(s)*	Certificate(s)*	Tendered**

Total Certificated ADSs Tendered

Total Book ADSs Tendered

Total ADSs Tendered

* Certificate numbers are not required if tender is made by book-entry transfer.
** If you desire to tender fewer than all Aventis ADSs represented by any certificate listed above, please indicate in this column the number of Aventis ADSs you wish to tender. Otherwise, all Aventis ADSs represented by such certificate will be deemed to have been tendered. See Instruction 4.
IF ANY OF THE CERTIFICATES REPRESENTING AVENTIS ADSs THAT YOU OWN HAVE BEEN LOST, DESTROYED OR MUTILATED, PLEASE FOLLOW THE PROCEDURES SET FORTH IN INSTRUCTION 10.

      This ADS letter of transmittal is to be completed by holders of American depositary shares (“ADSs”) of Aventis, a French société anonyme, if (i) American depositary receipts (“ADRs”) representing the Aventis ADSs are to be forwarded herewith; or (ii) unless an agent’s message is utilized, delivery is to be made by book-entry transfer to the U.S. ADS exchange agent’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures described in the prospectus supplement, dated May 27, 2004 (the “prospectus supplement”), under “The Revised U.S. Offer — Procedures for Tendering Aventis ADSs”. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility’s procedures does not constitute delivery to the U.S. ADS exchange agent. See Instruction 2.

      Holders whose Aventis ADSs are not immediately available or who cannot deliver the ADRs evidencing their Aventis ADSs and all other documents required hereby to the U.S. ADS exchange agent by the expiration date of the revised U.S. offer (as defined below), or who cannot comply with the book-entry transfer procedures on a timely basis, may nevertheless tender their Aventis ADSs pursuant to the guaranteed delivery procedures described in the prospectus supplement under “The Revised U.S. Offer — Procedures for Tendering Aventis ADSs — Guaranteed delivery”.

      Acceptance of the revised U.S. offer in respect of Aventis ordinary shares (except insofar as they are represented by Aventis ADSs) cannot be made by means of this ADS letter of transmittal. If you directly hold Aventis ordinary shares, you may obtain a form of acceptance from MacKenzie Partners, Inc., the information agent, or contact your French financial intermediary, your German financial intermediary or your U.S. custodian, as the case may be. See Instruction 11 of this ADS letter of transmittal.

      Your bank or broker can assist you in completing this ADS letter of transmittal. The instructions included with this letter of transmittal must be followed. Questions and requests for assistance or for additional copies of the prospectus, the prospectus supplement and this ADS letter of transmittal may be directed to MacKenzie Partners, Inc., the information agent, at the address and telephone numbers indicated below.

      If delivery of Aventis ADSs is to be made by book-entry transfer to an account maintained by the U.S. ADS exchange agent at The Book-Entry Transfer Facility, then either this ADS letter of transmittal or an agent’s message should be used. The term “agent’s message” means a message which is transmitted by the Book-Entry Transfer Facility to and received by the U.S. ADS exchange agent and which forms a part of a book-entry confirmation. This message must state that the Book-Entry Transfer Facility has received an express acknowledgment from a participant in the Book-Entry Transfer Facility’s system that (i) the participant is tendering Aventis ADSs that are the subject of a confirmation of a book-entry transfer, (ii) the participant has received and agrees to be bound by the applicable letter of transmittal, and (iii) Sanofi-Synthelabo and the U.S. ADS exchange agent may enforce the agreement against the participant.

☐	CHECK HERE IF AVENTIS ADSs ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE U.S. ADS EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF AVENTIS ADSs ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE U.S. ADS EXCHANGE AGENT. ENCLOSE A COPY OF SUCH NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if any):

Name of Institution That Guaranteed Delivery:

If Delivered by Book-Entry Transfer to the Book-Entry Transfer Facility, check here: ☐

Account Number:

Transaction Code Number:

      Receipt of a notice of guaranteed delivery will not be treated as a valid acceptance for purposes of satisfying the minimum tender condition set forth in the prospectus supplement under “The U.S. Revised Offer — Conditions to the Revised U.S. Offer — Minimum tender condition”, unless the Aventis ADSs referred to in the notice of guaranteed delivery are received by the U.S. ADS exchange agent prior to the expiration of the guarantee period.

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.

PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS ADS LETTER OF TRANSMITTAL
CAREFULLY.

Ladies and Gentlemen:

      The undersigned hereby tenders to Sanofi-Synthelabo, a French société anonyme, the above-described American depositary shares (“ADSs”) of Aventis, a French société anonyme, pursuant to Sanofi-Synthelabo’s offer to exchange each outstanding Aventis ADS for 1.6667 Sanofi-Synthelabo ADSs (each Sanofi-Synthelabo ADS representing one-half of one Sanofi-Synthelabo ordinary share) and an amount in U.S. dollars equal to €20.00, in cash, without interest (the “standard entitlement”), upon the terms and subject to the conditions set forth in the prospectus, dated April 9, 2004 (the “prospectus”), as amended and supplemented by the prospectus supplement, dated May 27, 2004 (the “prospectus supplement”), receipt of each of which is hereby acknowledged, and in this ADS letter of transmittal (which, together with the prospectus, the prospectus supplement and any amendments or supplements hereto or thereto, collectively constitute the “revised U.S. offer”). The revised U.S. offer is being made in connection with Sanofi-Synthelabo’s offer to acquire all of the outstanding Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs.

      The revised U.S. offer includes a mix and match election feature that allows the undersigned to elect to receive for each tendered Aventis ADS, in lieu of the standard entitlement:

•	2.3478 Sanofi-Synthelabo ADSs; or

•	an amount in U.S. dollars equal to €68.93, in cash, without interest.

      The undersigned is not required to make any election (in which case the undersigned shall automatically receive the standard entitlement) or to make the same election for all of the Aventis ADSs that the undersigned tenders in the revised U.S. offer. The undersigned understands that the mix and match elections are subject to proration and allocation adjustments that will ensure that, in the aggregate (and subject to adjustment if Aventis approves any dividend or interim dividend having a payment or ex-dividend date before the settlement of the offers), 71% of the Aventis ordinary shares (including Aventis ordinary shares represented by Aventis ADSs) tendered in the revised U.S. offer and the concurrent revised French offer and revised German offer will be exchanged for Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs) and 29% will be purchased for cash. The undersigned acknowledges that, if it makes a mix and match election, it will not be informed of the exact number of Sanofi-Synthelabo ADSs or the amount of cash that it shall receive until settlement of the consideration under the revised U.S. offer. The undersigned also acknowledges that, if it does not properly complete and submit its mix and match election pursuant to this ADS letter of transmittal, or if there are any errors or mistakes in completing the “Mix and Match Election” box, including errors in the number of eligible elections that can be made with respect to the tendered Aventis ADSs, Sanofi-Synthelabo shall be able to determine, in its sole discretion, that any such tendered Aventis ADSs shall receive the standard entitlement.

      The undersigned acknowledges that, if Aventis approves any dividend or any interim dividend having a payment or ex-dividend date in respect of the Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, before the settlement of the offers, the consideration offered in exchange for each Aventis ordinary share and each Aventis ADS tendered will be reduced by an amount equal to the net value of the dividend paid per Aventis ordinary share in the manner described in the prospectus supplement under “The Revised U.S. Offer — Consideration Offered after Approval of Aventis Dividends”. In respect of any Sanofi-Synthelabo ADSs that a holder receives in exchange for Aventis ADSs that the undersigned tenders in the offers, the undersigned shall be entitled to receive any annual dividend with respect to Sanofi-Synthelabo’s 2003 results that is declared on the Sanofi-Synthelabo ordinary shares and any other dividend that is paid after the settlement of this revised exchange offer.

      The undersigned hereby instructs the U.S. ADS exchange agent to accept the revised U.S. offer on behalf of the undersigned with respect to the Aventis ADSs (which expression in this ADS letter of transmittal shall, except where the context otherwise requires, be deemed to include, without limitation, the Aventis ordinary shares represented thereby) delivered herewith.

      Subject to, and effective upon, acceptance for payment for the Aventis ADSs tendered herewith, in accordance with the terms of the revised U.S. offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Sanofi-Synthelabo all right, title and interest in and to all the Aventis ADSs being tendered hereby (and any and all other Aventis ordinary shares or other securities issued or issuable in respect thereof) and all dividends, distributions (including, without limitation, distributions of additional Aventis ADSs or Aventis ordinary shares) and rights declared, paid or distributed in respect of such shares or securities on or after the settlement of the revised U.S. offer (collectively, “distributions”) and irrevocably appoints The Bank of New York, as the U.S. ADS exchange agent, the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the U.S. ADS exchange agent is also acting as the agent of Sanofi-Synthelabo in connection with the revised U.S. offer, with respect to such Aventis ADSs and the distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) (a) to have the ADRs evidencing the Aventis ADSs and any distributions delivered to the U.S. ADS exchange agent or, if tender is by book-entry transfer, transfer Aventis ADSs and any distributions to the account of the U.S. ADS exchange agent at The Depository Trust Company (hereinafter referred to as the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidences of transfer and authenticity to the U.S. ADS exchange agent or upon the order of the U.S. ADS exchange agent, in each case, acting upon the instruction of Sanofi-Synthelabo, (b) to surrender such Aventis ADSs for the purpose of withdrawal of the underlying Aventis ordinary shares in accordance with the deposit agreement, (c) to instruct the depositary of the Aventis ADS facility to deliver the certificates evidencing the Aventis ordinary shares underlying the Aventis ADSs, or transfer ownership of such Aventis ordinary shares underlying the Aventis ADSs on the account books maintained with respect to the Aventis ordinary shares, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Sanofi-Synthelabo, (d) to combine the undersigned’s fractional entitlements to shares of Sanofi-Synthelabo ADSs with other fractional entitlements and sell them on the New York Stock Exchange, (e) to tender, or to cause to be tendered, the Aventis ordinary shares underlying the tendered Aventis ADSs as part of the French centralizing procedures as soon as practicable after the expiration of the offer period, and (f) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Aventis ADSs (and all such other Aventis ordinary shares or securities) and any distributions, all in accordance with the terms and conditions of the revised U.S. offer. The undersigned agrees that Sanofi-Synthelabo may instruct the U.S. ADS exchange agent to take the actions specified in clause (a), (b), (c) or (e) above prior to acceptance by Sanofi-Synthelabo of those Aventis ADSs for exchange in the revised U.S. offer. Sanofi-Synthelabo shall not have the rights specified in clause (d) or (f) above until it has irrevocably accepted those Aventis ADSs tendered in the offers. Upon acceptance by Sanofi-Synthelabo of tendered Aventis ADSs in the revised U.S. offer, the undersigned shall have no further rights with respect to those Aventis ADSs, except that the undersigned shall have a right to receive from Sanofi-Synthelabo the offer consideration in accordance with the revised U.S. offer.

      The undersigned hereby irrevocably appoints each designee of Sanofi-Synthelabo as the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall, in his sole discretion, deem proper and otherwise act (by written consent or otherwise), with respect to all of the Aventis ADSs tendered hereby (and any associated distributions) that have been accepted for payment by Sanofi-Synthelabo prior to the time of any vote or other action (and any and all other Aventis ordinary shares or other securities or rights issued or issuable in respect of such Aventis ADSs) at any meeting of securityholders of Aventis (whether annual or special and whether or not an adjourned or postponed meeting), any actions by written consent in lieu of any such meeting or otherwise. This proxy and power of attorney is coupled with an interest in the tendered Aventis ADSs, is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of the Aventis ADSs by Sanofi-Synthelabo in accordance with the terms of the revised U.S. offer. Such acceptance for payment shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such Aventis ADSs (and all such other Aventis ordinary shares or other securities or rights), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed effective). The undersigned understands that, in order for the Aventis ADSs to be deemed validly tendered, immediately upon Sanofi-Synthelabo’s acceptance of such Aventis ADSs, Sanofi-Synthelabo or its designee must be able to exercise full voting, consent and other rights with respect to such Aventis ADSs (and any associated distributions), including, the right to instruct the ADS depositary with respect to voting at any meeting of Aventis’s stockholders.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to accept the revised U.S. offer and to tender, exchange, sell, assign, cancel and transfer the Aventis ADSs (and any associated distributions) tendered hereby (and any and all other Aventis ordinary shares or other securities or rights issued or issuable in respect of such Aventis ADSs), and that when the same are accepted for payment by Sanofi-Synthelabo, Sanofi-Synthelabo will acquire good, marketable and unencumbered title thereto and to all distributions, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

      The undersigned, upon request, shall execute and deliver all additional documents deemed by the U.S. ADS exchange agent or Sanofi-Synthelabo to be necessary or desirable to complete the sale, assignment, transfer of the Aventis ADSs (and any associated distributions) tendered hereby (and any and all other Aventis ordinary shares or other securities or rights issued or issuable in respect of such Aventis ADSs).

      No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the prospectus supplement, this tender is irrevocable.

      The undersigned understands that the valid tender of the Aventis ADSs pursuant the procedures described in the prospectus supplement under “The Revised U.S. Offer — Procedures for Tendering Aventis ADSs”, and the instructions hereto, will constitute a binding agreement between the undersigned and Sanofi-Synthelabo upon the terms and subject to the conditions of the revised U.S. offer. Without limiting the foregoing, if the price to be paid in the revised U.S. offer is amended in accordance with the revised U.S. offer, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this ADS letter of transmittal. The undersigned recognizes that under certain circumstances set forth in the prospectus supplement, Sanofi-Synthelabo may not be required to accept for payment any of the Aventis ADSs tendered hereby. If acceptance has been made in respect of Aventis ADSs, then a separate acceptance in respect of Aventis ordinary shares represented by such Aventis ADSs may not be made.

      The undersigned understands that Sanofi-Synthelabo will not issue any fraction of a Sanofi-Synthelabo ADS. Instead, each holder tendering Aventis ADSs who would otherwise be entitled to a fraction of a Sanofi-Synthelabo ADS, after combining all fractional Sanofi-Synthelabo ADSs to which the stockholder would otherwise be entitled, will receive cash in an amount equal to the product of that fraction and the average sale price per Sanofi-Synthelabo ADS, net of expenses, realized on the New York Stock Exchange in the sale by the U.S. ADS exchange agent of all the aggregated fractional Sanofi-Synthelabo ADSs that would have otherwise been issued in the offers. The sale of the aggregated Sanofi-Synthelabo ADSs on the New York Stock Exchange will occur no later than six trading days following the settlement of the offers. Payment of cash in lieu of any fractional Sanofi-Synthelabo ADS that a holder would otherwise have been entitled to receive pursuant to the terms of the revised U.S. offer will be paid to such holder as promptly as practicable.

      Unless otherwise indicated herein in the box entitled “Special Issuance Instructions,” in consideration of the Aventis ADSs tendered hereby, the undersigned hereby instructs the U.S. ADS exchange agent to issue a check (including any cash payments for the Aventis ADSs and cash in lieu of fractional Sanofi-Synthelabo ADSs, if any) and one certificate evidencing the applicable number of Sanofi-Synthelabo ADSs (or, in the case of delivery through the Book-Entry Transfer Facility, credit the appropriate account with the cash and Sanofi-Synthelabo ADSs), and return all Aventis ADRs representing Aventis ADSs not purchased or not tendered, in the name(s) of the undersigned. Similarly, unless otherwise indicated in the box entitled “Special Delivery Instructions,” the undersigned hereby instructs the U.S. ADS exchange agent to mail the certificate representing Sanofi-Synthelabo ADSs and the check (or, in the case of delivery through the Book-Entry Transfer Facility, credit the appropriate account with the cash and Sanofi-Synthelabo ADSs), and return any ADRs representing Aventis ADSs not purchased or tendered (and accompanying documents, as appropriate), to the undersigned at the address(es) appearing above in the box entitled “Description of Aventis American Depositary Shares (ADSs) Tendered”. In the case of a book-entry delivery of Aventis ADSs, the undersigned hereby instructs the U.S. ADS exchange agent to credit the account maintained at the Book-Entry Transfer Facility with any Aventis ADSs that are not tendered or are not accepted for exchange.

      In the event that the boxes entitled “Special Issuance Instructions” and “Special Delivery Instruction” are both completed, the undersigned hereby instructs the U.S. ADS exchange agent to issue the check and register the Sanofi-Synthelabo ADSs, and return all Aventis ADSs not purchased or not tendered, in the name(s) of, and mail such check and certificates to, the person(s) so indicated. Unless otherwise indicated herein in the box entitled “Special Issuance Instructions,” the undersigned hereby instructs the U.S. ADS exchange agent to credit any Aventis ADSs tendered hereby and delivered by book-entry transfer, but which are not purchased, by crediting the account at the Book-Entry Transfer Facility. The undersigned recognizes that Sanofi-Synthelabo has no obligation, pursuant to the Special Issuance Instructions, to transfer any Aventis ADSs from the name of the registered owner(s) thereof if Sanofi-Synthelabo does not purchase any of the Aventis ADSs tendered hereby.

      The cash consideration paid to tendering Aventis ADS holders will be paid in U.S. dollars converted at a then-current spot exchange rate and distributed, net of expenses, to such holders. For further information, see “The Revised U.S. Offer”

in the prospectus supplement. Under no circumstances will interest be paid in respect of the exchange of cash and Sanofi-Synthelabo ADSs for Aventis ADSs tendered, regardless of any delay in making the exchange.

      The undersigned understands that Sanofi-Synthelabo reserves the right to transfer or assign, in whole at any time, or in part from time to time, to one or more of its affiliates, the right to purchase all or any portion of the Aventis ADSs tendered pursuant to the revised U.S. offer, but any such transfer or assignment will not relieve Sanofi-Synthelabo of its obligations under the revised U.S. offer and will in no way prejudice the rights of holders to receive payment for Aventis ADSs validly tendered and accepted for payment pursuant to the revised U.S. offer.

      SUBJECT TO THE TERMS OF THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, THIS ADS LETTER OF TRANSMITTAL SHALL NOT BE CONSIDERED COMPLETE AND VALID, AND DELIVERY OF AVENTIS ADSs PURSUANT TO THE REVISED U.S. OFFER SHALL NOT BE MADE, UNTIL THE AVENTIS ADSs IN RESPECT OF WHICH THE REVISED U.S. OFFER IS BEING ACCEPTED AND ALL OTHER REQUIRED DOCUMENTATION HAVE BEEN RECEIVED BY THE U.S. ADS EXCHANGE AGENT. SANOFI-SYNTHELABO WILL DETERMINE IN ITS SOLE DISCRETION ALL QUESTIONS AS TO THE FORM OF DOCUMENTS, INCLUDING ANY NOTICE OF WITHDRAWAL AND THE VALIDITY, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE OF TENDERED AVENTIS ADSs. SANOFI-SYNTHELABO’S DETERMINATION WILL BE FINAL AND BINDING ON ALL PARTIES.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 5 and 7)

   To be completed ONLY if the check and/or Sanofi-Synthelabo ADSs with respect to the Aventis ADSs accepted for exchange are to be issued in the name of and sent to someone other than the undersigned.

Issue     ☐ Check and/or     ☐ Certificates to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security No.)
(also complete Substitute Form W-9 below)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 5 and 7)

   To be completed ONLY if the ADRs for Aventis ADSs not tendered or not purchased, and/or the check and Sanofi-Synthelabo ADSs with respect to the Aventis ADSs accepted for exchange, are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown in the “Special Issuance Instructions”.

Mail     ☐ Check and/or     ☐ Certificates to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security No.)

MIX AND MATCH ELECTION
(Complete only if you would like to exercise the mix and match election.)
(See Instruction 14)

1	Enter the number of Aventis ADSs for which you would like to make a mix and match election. Note: You must also complete Box 2A and/or Box 2B if you make this election. In addition, the number in Box 1 must be less than or equal to the total number of Aventis ADSs tendered.	1
2A	Enter the number of Aventis ADSs for which you would like to make the All Stock Election.	2A
2B	Enter the number of Aventis ADSs for which you would like to make the All Cash Election. Note: The sum of the number in Box 2A and the number in Box 2B must equal the number in Box 1.	2B

SIGN HERE
(AND PLEASE COMPLETE SUBSTITUTE FORM W-9)

Signature(s) of Holder(s)

Dated: ______________________________ , 2004

(Must be signed by registered owner(s) exactly as name(s) appear(s) on the ADR representing the Aventis ADS or on a security position listing or by person(s) authorized to become registered owner(s) by endorsements, stock powers and documents transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide the following information. See Instructions 1 and 5.)

Name(s):

(Please Print)

Name of Firm:

Capacity (full title):

Address:

(Zip Code)

(Area Code) Telephone Number:

Taxpayer Identification or
Social Security No.:

(See Substitute Form W-9)

GUARANTEE OF SIGNATURE(S)

(IF REQUIRED — SEE INSTRUCTIONS 1 AND 5)

Authorized Signature:

Name:

(Please Print)

Name of Firm:

Address:

(Zip Code)

(Area Code) Telephone Number:

Dated: ______________________________ , 2004

INSTRUCTIONS

FORMING A PART OF THE TERMS AND CONDITIONS OF THE REVISED U.S. OFFER

      To complete this ADS letter of transmittal, you must do the following:

•	Fill in the box entitled “Description of Aventis American Depositary Shares (ADSs) Tendered”.

•	Sign and date this ADS letter of transmittal in the box entitled “Sign Here”.

•	Fill in and sign in the box entitled “Substitute Form W-9”.

      In completing this ADS letter of transmittal, you may (but are not required to) also do the following:

•	If you want any cash payment and/or Sanofi-Synthelabo ADSs issued in the name of another person, complete the box entitled “Special Issuance Instructions”.

•	If you want any cash payment and/or Sanofi-Synthelabo ADSs, or ADRs for Aventis ADSs not tendered or purchased, delivered to an address other than that appearing under your signature, complete the box entitled “Special Delivery Instructions”.

      If you complete the box entitled “Special Issuance Instructions” or “Special Delivery Instructions,” you must have your signature guaranteed by an Eligible Institution (as defined in Instruction 1 below) unless the ADS letter of transmittal is signed by an Eligible Institution.

      1. Guarantee of Signatures. All signatures on this ADS letter of transmittal must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an “Eligible Institution”), unless (i) this ADS letter of transmittal is signed by the registered owner(s) (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Aventis ADSs) of the Aventis ADSs tendered hereby and such holder(s) has not completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” herein or (ii) such Aventis ADSs are tendered for the account of an Eligible Institution. See Instruction 5.

      2. Delivery of ADS Letter of Transmittal and ADRs or Book-Entry Confirmations. This ADS letter of transmittal is to be used either if (i) ADRs evidencing the Aventis ADSs for the revised U.S. offer are to be forwarded herewith or (ii) unless an agent’s message (as defined below) is used, if Aventis ADSs are to be delivered by book-entry transfer pursuant to the procedure set forth in the prospectus supplement under “The Revised U.S. Offer —Procedure for Tendering Aventis ADSs”. ADRs evidencing all physically tendered Aventis ADSs, or confirmation of a book-entry transfer, if such procedure is available, into the U.S. ADS exchange agent’s account at the Book-Entry Transfer Facility (“Book-Entry Confirmation”) of all Aventis ADSs delivered by book-entry transfer together with a properly completed and duly executed ADS letter of transmittal (or facsimile thereof), or an agent’s message in the case of book-entry transfer, and any other documents required by this ADS letter of transmittal, must be received by the U.S. ADS exchange agent at one of its addresses set forth herein prior to the expiration date of the revised U.S. offer. If ADRs evidencing tendered Aventis ADSs are forwarded to the U.S. ADS exchange agent in multiple deliveries, a properly completed and duly executed ADS letter of transmittal must accompany each such delivery.

      The term “agent’s message” means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the U.S. ADS exchange agent and forming a part of the Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participants in the Book-Entry Transfer Facility tendering the Aventis ADSs that such participant has received this ADS letter of transmittal and agrees to be bound by the terms of this ADS letter of transmittal and that Sanofi-Synthelabo may enforce such agreement against such participant.

      Holders whose ADRs evidencing their tendered Aventis ADSs are not immediately available or who cannot deliver all other required documents to the U.S. ADS exchange agent on or prior to the expiration date for the revised U.S. offer, or who cannot comply with the procedures for book-entry transfer on a timely basis, may nevertheless tender their Aventis ADSs by properly completing and duly executing a notice of guaranteed delivery pursuant to the guaranteed delivery procedure set forth in the prospectus supplement under “The Revised U.S. Offer — Procedures for Tendering Aventis ADSs — Guaranteed delivery”. Pursuant to such procedure: (i) such tender must be made by or through an eligible institution; (ii) a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by Sanofi-Synthelabo must be received by the U.S. ADS exchange agent prior to the expiration date for the revised U.S. offer; and (iii) ADRs evidencing such tendered Aventis ADSs or confirmation of the book-entry transfer of such Aventis ADSs into the U.S. ADS exchange agent’s account at the Book-Entry Transfer Facility, as well as a ADS letter of transmittal, properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an agent’s message), and all other documents required by this ADS letter of transmittal, must be received by the U.S. ADS exchange agent within three New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery.

      The method of delivery of this ADS letter of transmittal, ADRs evidencing Aventis ADSs and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the option and risk of the tendering ADS holder, and the delivery will be deemed made only when actually received by the U.S. ADS exchange agent (including, in the case of a book-entry transfer, by Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

      No alternative, conditional or contingent tenders will be accepted, and no fractional Aventis ADSs will be purchased or accepted for exchange. By execution of this ADS letter of transmittal (or facsimile hereof), all tendering holders of Aventis ADSs waive any right to receive any notice of the acceptance of their Aventis ADSs for exchange.

      3. Inadequate Space. If the space provided herein under “Description of Aventis American Depositary Shares (ADSs) Tendered” is inadequate, the certificate numbers, the number of Aventis ADSs represented by such certificates and the number of Aventis ADSs tendered should be listed on a separate schedule and attached hereto.

      4. Partial Tenders (Not Applicable to ADS Holders Who Tender by Book-Entry Transfer). If fewer than all of the Aventis ADSs represented by the ADRs delivered herewith to the U.S. ADS exchange agent are to be tendered, fill in the number of Aventis ADSs that are to be tendered in the box entitled “Number of Aventis ADSs Tendered”. In such cases, new certificate(s) representing the remainder of the Aventis ADSs that were represented by ADRs will be sent to the registered owner, unless otherwise provided in the box entitled “Special Delivery Instructions” herein, as soon as practicable after the expiration or termination of the revised U.S. offer. All Aventis ADSs represented by ADRs delivered to the U.S. ADS exchange agent will be deemed to have been tendered unless otherwise indicated. In the case of partial acceptances, Aventis ADSs in respect of which the revised U.S. offer was not accepted will not be reissued to a person other than the registered owner.

      5. Signatures on ADS Letter of Transmittal, Stock Powers and Endorsements. If this ADS letter of transmittal is signed by the registered owner(s) of the Aventis ADSs tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the ADR evidencing such Aventis ADSs without alteration, enlargement or any other change whatsoever.

      If any Aventis ADS tendered hereby is owned of record by two or more persons, all such persons must sign this ADS letter of transmittal.

      If any of the tendered Aventis ADSs are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate ADS letters of transmittal as there are different registrations of such Aventis ADSs.

      If this ADS letter of transmittal is signed by the registered owner(s) of the Aventis ADSs tendered hereby, no endorsements of certificates or separate stock powers are required, unless payment is to be made to, or ADRs for Aventis ADSs not tendered or not exchanged are to be issued in the name of, a person other than the registered owner(s), in which case, the certificate(s) representing the Aventis ADSs tendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s)

appear on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.

      If this ADS letter of transmittal is signed by a person other than the registered owner(s) of the Aventis ADSs tendered hereby, the certificate(s) representing the Aventis ADSs tendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.

      If this ADS letter of transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of such person’s authority to so act must be submitted.

      6. Stock Transfer Taxes. Sanofi-Synthelabo will pay or cause to be paid any transfer taxes with respect to the exchange of Aventis ADSs not based on income. If, however, a transfer tax is imposed based on income or for any reason other than the exchange of securities in the revised U.S. offer, then those transfer taxes, whether imposed on the registered holder or any other persons, will not be payable to the tendering holder.

      Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the ADRs evidencing the Aventis ADSs listed in this ADS letter of transmittal.

      7. Special Issuance and Delivery Instructions. If the check and/or Sanofi-Synthelabo ADSs exchanged for tendered Aventis ADSs are to be issued or delivered, or ADRs evidencing Aventis ADSs not tendered or exchanged pursuant to the revised U.S. offer are to be sent, to someone other than the person(s) signing this ADS letter of transmittal or to the person(s) signing this ADS letter of transmittal but at an address other than that shown in the box entitled “Description of Aventis American Depositary Shares (ADSs) Tendered” herein, the appropriate boxes in this ADS letter of transmittal must be completed.

      8. Requests for Assistance or Additional Copies. Questions and requests for assistance or for additional copies of the prospectus, the prospectus supplement, the ADS letter of transmittal and the notice of guaranteed delivery, may be directed to the information agent at its respective telephone numbers and location set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the revised U.S. offer.

      9. Conditions; Waiver of Conditions. Sanofi-Synthelabo’s obligation to accept Aventis ADSs in the revised U.S. offer is subject to the conditions set forth in the prospectus supplement. Such conditions, however, may be waived, in whole or in part, by Sanofi-Synthelabo, in its sole discretion, at any time and from time to time, in the case of any Aventis ADSs tendered. See “The Revised U.S. Offer — Conditions to the Revised U.S. Offer” in the prospectus supplement.

      10. Lost, Destroyed or Stolen Certificates. If any ADR representing Aventis ADSs has been lost, destroyed or stolen, the holder(s) should promptly notify Citibank, as depositary, in order to obtain a replacement ADR(s). This ADS letter of transmittal and related documents cannot be processed until the procedures for replacing mutilated, lost, destroyed or stolen ADRs evidencing Aventis ADSs have been followed.

      11. Holders of Aventis Ordinary Shares Not Represented by Aventis ADSs. Holders of Aventis ordinary shares have been sent a form of acceptance instruction form with the prospectus supplement and may not accept the revised U.S. offer in respect of such Aventis ordinary shares pursuant to this ADS letter of transmittal, except insofar as those Aventis ordinary shares are represented by Aventis ADSs. If any holder of Aventis ordinary shares that are not represented by Aventis ADSs needs to obtain a copy of a form of acceptance instruction form, such holder should contact MacKenzie Partners, Inc., as information agent, at the appropriate address and telephone number set forth in the prospectus supplement.

      12. No Interest; Foreign Exchange Currency. Under no circumstances will interest be paid on the exchange of Aventis ADSs tendered for Sanofi-Synthelabo ADSs and cash, regardless of any delay in making the exchange or extension of the expiration date for the revised U.S. offer. The cash consideration for tendering holders of Aventis ADSs will be paid in U.S. dollars, converted at a then-current spot exchange rate, and will be distributed, net of expenses, to such holders. For further information, see “The Revised U.S. Offer — Terms of the Revised U.S. Offer” in the prospectus supplement.

      13. Expiration Date. The expiration date will be 5:00 p.m., New York City time, on June 30, 2004, unless: (a) the French Autorité des marchés financiers (“AMF”) sets a later expiration date for the tender period of the revised French offer, (b) the AMF has not set an expiration date for the tender period of the revised French offer by June 30, 2004, (c) the AMF subsequently extends the tender period of the revised French offer, or (d) the offers are withdrawn prior to that time. Sanofi-Synthelabo intends that the revised U.S. offer, the revised French offer and the revised German offer will expire simultaneously. If the revised French offer period is extended, Sanofi-Synthelabo will issue a press release announcing a corresponding extension of the revised U.S. offer.

      14. Mix and Match Election. For each of your tendered Aventis ADSs, you may elect to receive either all Sanofi-Synthelabo ADSs or all cash, instead of the standard entitlement (which consists of 1.6667 Sanofi-Synthelabo ADSs and an amount in U.S. dollars equal to €20.00, in cash, without interest for each tendered Aventis ADS). Specifically, the mix and match election feature allows you to elect to receive for each of your tendered Aventis ADSs, in lieu of the standard entitlement described above:

•	2.3478 Sanofi-Synthelabo ADSs (the “All Stock Election”); or

•	an amount in U.S. dollars equal to €68.93 in cash, without interest (the “All Cash Election”).

      You are not required to make any election (in which case you will automatically receive the standard entitlement) or make the same election for all of the Aventis ADSs that you tender. The mix and match elections, however, are subject to proration and allocation adjustments that will ensure that, in the aggregate (and subject to adjustment if Aventis approves any dividend or interim dividend having a payment or ex-dividend date before the settlement of the offers), 71% of the Aventis ordinary shares (including Aventis ordinary shares underlying the Aventis ADSs) tendered in the revised U.S. offer and the concurrent revised French offer and revised German offer will be exchanged for Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares underlying Sanofi-Synthelabo ADSs) and 29% will be purchased for cash. For additional information regarding the proration and allocation adjustments, see the prospectus supplement under “The Revised U.S. Offer — Mix and Match Election”.

      To make an All Stock Election or an All Cash Election with respect to any of your tendered Aventis ADSs, you must provide the information requested above in the box entitled “Mix and Match Election”. If there are any errors or mistakes in completing the “Mix and Match Election” box, including errors in the number of eligible elections that can be made with respect to the tendered Aventis ADSs, Sanofi-Synthelabo shall be able to determine, in its sole discretion, that any such tendered Aventis ADSs shall receive the standard entitlement.

      If you hold Aventis ADSs in book-entry form and plan to tender Aventis ADSs using an agent’s message, you should indicate your mix and match election as part of the agent’s message.

      15. Consideration Offered after Approval of Dividends. If Aventis approves any dividend or any interim dividend having a payment or ex-dividend date in respect of the Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, before the settlement of the offers, the consideration offered in exchange for each Aventis ADS tendered will be reduced by an amount equal to the net value of the dividend paid per Aventis ordinary share in the manner described in the prospectus supplement under “The Revised U.S. Offer — Consideration Offered after Approval of Aventis Dividends”.

      In respect of Sanofi-Synthelabo ordinary shares, including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs, issued in exchange or part exchange for your tendered Aventis securities, you will be entitled to receive:

•	any annual dividend that is approved to be paid on the Sanofi-Synthelabo ordinary shares with respect to Sanofi-Synthelabo’s 2003 results; and

•	any other dividend that is paid after the settlement of the revised U.S. offer.

      You will receive the annual dividend declared with respect to Sanofi-Synthelabo’s 2003 results on the date of the settlement of the offer (or the subsequent offering period, if any). Your entitlement to receive these dividends, if any, in respect of the Sanofi-Synthelabo ordinary shares, including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs, that you receive in the revised U.S. offer is in addition to the other consideration you are entitled to receive pursuant to the revised U.S. offer. Sanofi-Synthelabo proposes to pay a dividend of €1.02 per Sanofi-Synthelabo ordinary share in respect of Sanofi-Synthelabo’s 2003 results. Sanofi-Synthelabo reserves the right to pay an interim dividend with respect to Sanofi-Synthelabo’s 2003 results.

      16. Fractional Entitlements. You will not receive any fraction of a Sanofi-Synthelabo ADS. Instead, you will receive, after combining all fractional Sanofi-Synthelabo ADSs to which you would otherwise be entitled, cash in an amount equal to the product of that fraction and the average sale price per Sanofi-Synthelabo ADS, net of expenses, realized on the New York Stock Exchange in the sale by the U.S. ADS exchange agent of all the aggregated fractional Sanofi-Synthelabo ADSs that would have otherwise been issued in the offers. The sale of the aggregated Sanofi-Synthelabo ADSs on the New York Stock Exchange will occur no later than six trading days following the settlement of the offers. Payment of cash in lieu of any fractional Sanofi-Synthelabo ADS that you would otherwise have been entitled to receive pursuant to the terms of the revised U.S. offer will be paid to you as promptly as practicable.

      17. Substitute Form W-9. Under United States federal income tax law, if you tender your Aventis ADSs, you generally are required to furnish the U.S. ADS exchange agent either (i) a properly completed Substitute Form W-9 (below) with your correct taxpayer identification number (“TIN”), if you are a U.S. person, or (ii) a properly completed appropriate Internal Revenue Service Form W-8, if you are not a U.S. person.

      Use Substitute Form W-9 only if you are a U.S. person, including a resident alien individual. You will be subject to United States federal backup withholding at a rate of 28% on all reportable payments made to you pursuant to the revised U.S. offer if (i) you do not furnish your TIN to the requester, (ii) you do not certify your TIN, (iii) the Internal Revenue Service tells the requester that you furnished an incorrect TIN, or (iv) you do not certify to the requester that you are not subject to backup withholding. Certain payees are exempt from backup withholding. See the instructions referred to below on whether you are an exempt payee.

      Backup withholding is not an additional tax. You may credit any amounts withheld by backup withholding against your regular United States federal income tax liability or, if backup withholding results in an overpayment of taxes, claim a refund from the Internal Revenue Service.

      If you have not been issued a TIN, you may write “Applied For” in the space provided in part I of the Substitute Form W-9 if you have applied for a TIN or intend to apply for a TIN. In that case, you must also complete the Certificate of Awaiting Taxpayer Identification Number attached to this ADS letter of transmittal. The U.S. ADS exchange agent will withhold 28% of all reportable payments unless you provide a TIN to the U.S. ADS exchange agent, or have otherwise established an exemption from backup withholding, by the time of payment.

      You are generally exempt from backup withholding if you are a nonresident alien or a foreign entity (including a disregarded domestic entity with a foreign owner) and give the requester the appropriate completed Form W-8. You will find further information in Internal Revenue Service Publication 515, “Withholding of Tax on Nonresident Aliens and Foreign Entities”. You can receive the applicable Form W-8 from the information agent.

      If you fail to furnish your correct TIN to the U.S. ADS exchange agent, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Willfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.

      Important: This ADS letter of transmittal (or facsimile thereof), together with any required signature guarantees, or, in the case of a book-entry transfer, an “agent’s message”, and any other required documents, must be received by the U.S. ADS exchange agent prior to the expiration of the revised U.S. offer, and either ADRs evidencing the tendered Aventis ADSs must be received by the U.S. ADS exchange agent or Aventis ADSs must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the expiration date of the revised U.S. offer, or the tendering Aventis ADS holder must comply with the procedures for guaranteed delivery.

IMPORTANT TAX INFORMATION

      Under the federal income tax law, a stockholder whose tendered Aventis ADSs are accepted for payment is generally required by law to provide the U.S. ADS exchange agent (as payer) with such stockholder’s correct TIN on Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such stockholder is an individual, the TIN is such stockholder’s social security number. If the U.S. ADS exchange agent is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such stockholder with respect to Aventis ADSs purchased pursuant to the revised U.S. offer may be subject to backup withholding of 28%.

      Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit an appropriate Form W-8, signed under penalties of perjury, attesting to such individual’s exempt status. An appropriate Form W-8 can be obtained from the U.S. ADS exchange agent. Exempt stockholders should furnish their TIN, check the “Exempt from backup withholding” box on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the U.S. ADS exchange agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. A stockholder should consult his or her tax advisor as to such stockholder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

      If backup withholding applies, the U.S. ADS exchange agent is required to withhold 28% of any reportable payments made to the stockholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

      To prevent backup withholding on payments that are made to a stockholder with respect to Aventis ADSs purchased pursuant to the revised U.S. offer, the stockholder is required to notify the U.S. ADS exchange agent of such stockholder’s correct TIN by completing the form below certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a TIN), (b) that (i) such stockholder is exempt from backup withholding, (ii) such stockholder has not been notified by the Internal Revenue Service that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such stockholder that such stockholder is no longer subject to backup withholding and (c) that such stockholder is a U.S. person (including a U.S. resident alien).

What Number to Give the U.S. ADS Exchange Agent

      The stockholder is required to give the U.S. ADS exchange agent the social security number or employer identification number of the record holder of the Aventis ADSs tendered hereby. If the Aventis ADSs are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I, the U.S. ADS exchange agent will withhold 28% of all reportable payments to such stockholder unless a TIN is provided to the U.S. ADS exchange agent by the time of payment.

TO BE COMPLETED BY ALL TENDERING ADS HOLDERS

(See Instruction 17)

PAYER’S NAME: THE BANK OF NEW YORK, AS U.S. ADS EXCHANGE AGENT

     THE SUBSTITUTE FORM W-9 BELOW MUST BE COMPLETED AND SIGNED. Please provide your social security number or other taxpayer identification number (“TIN”) and certify that you are not subject to backup withholding.

Substitute Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for TIN and Certification

Name:

Please check the appropriate box indicating your status: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other	☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.)

City, state, and ZIP code

Part I TIN

PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write “Applied For” in this Part I, complete the “Certificate Of Awaiting Taxpayer Identification Number” below and see “IMPORTANT TAX INFORMATION”.	Social Security Number OR Employer Identification Number

Part II Certification

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person ▶	Date ▶

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS, AND PLEASE SEE “IMPORTANT TAX INFORMATION”.

COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR”

INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Sign Here	Signature of U.S. person ▶	Date ▶

      Questions and requests for assistance or additional copies of the prospectus, the prospectus supplement, the ADS letter of transmittal, the notice of guaranteed delivery and other tender offer materials may be directed to the information agent at the telephone number and location listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the revised U.S. offer:

The Information Agent for the U.S. Offer is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or
Call Toll-Free: (800) 322-2885
Email-proxy@mackenziepartners.com

The Joint Dealer-Managers for the U.S. Offer are:

Merrill Lynch & Co.

4 World Financial Center New York, New York 10080 Toll-Free Call: (866) 276-1462	The Equitable Tower, 787 Seventh Avenue New York, New York 10019 (212) 841-3700